UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  February 21, 2006

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Effective as of February 15, 2006, TRC Companies, Inc. and its subsidiaries (collectively, the “Company”) entered into an amendment to the Second Forbearance Agreement and Global Amendment to Credit Documents, dated as of January 24, 2006, with Wachovia Bank, National Association, and certain other lenders in connection with the Company’s Amended and Restated Revolving Credit Agreement, dated as of March 31, 2004, as amended as of March 29, 2005 (the “Amendment”).  A copy of the Amendment is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description

10.1

Amendment Letter, dated as of February 15, 2006, amending the Second Forbearance Agreement and Global Amendment to Credit Documents, dated as of January 24, 2006, by and among the Company, Wachovia Bank, National Association, and the financial institutions named therein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2006		TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and Chief Financial Officer